As filed with the Securities and Exchange Commission
                       on November 3, 1998

                                       Registration No. 333-60123
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       -------------------

                  Post-Effective Amendment No. 1
                                on
                             FORM S-8
                                to
                             FORM S-4

                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                      -------------------

                        SAKS INCORPORATED
                   (Formerly Proffitt's, Inc.)
     (Exact Name of Registrant as Specified in its Charter)

              Tennessee            5311              62-0331040
            (State or other (Primary Standard       IRS Employer
            Jurisdiction     Industrial Class-     Indentification
          of Incorporation   ification Code            Number
            or Organization       Number

                       -------------------

                      750 Lakeshore Parkway
                    Birmingham, Alabama 35211
                          (205) 940-4000
           (Address, including zip code, and telephone
           number, including area code of Registrant's
                   Principal Executive Office)

                       -------------------

     Saks Holdings, Inc. 1996 Management Stock Incentive Plan
                     (Full title of the plan)

                       -------------------

                          R. Brad Martin
                      750 Lakeshore Parkway
                    Birmingham, Alabama 35211
                          (205) 940-4000
             (Name, Address, including zip code, and
   telephone number, including area code of Agent for Service)

                       -------------------

                            Copies to:
          Philip L. McCool, Esq.           Brian J.  Martin, Esq.
           Sommer & Barnard, PC               Saks Incorporated
             4000 Bank One Tower             750 Lakeshore Parkway
             111 Monument Circle           Birmingham, Alabama 35211
         Indianapolis, Indiana 46204           (205) 940-4890
              (317) 630-4000
                       -------------------

     Approximate date of commencement of proposed sale of the securities of the public: as soon as practicable after the effective date of the Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

=================================================================

     This amendment has been prepared in accordance with the requirements of Form S-8 in reliance on Rule 401(e) under the Securities Act of 1933. This amendment relates to securities of the Registrant issuable upon exercise of options issued under certain employee and director stock option plans of Saks Holdings, Inc., a Delaware corporation ("Holdings"), which were converted into options to purchase common stock of the Registrant at the effective time of the merger of Fifth Merger Corporation, a wholly owned subsidiary of the Registrant, with and into Holdings.

     No prospectus is filed herewith in accordance with Part I of Form S-8.

                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement for the Saks Holdings, Inc. 1996 Management Stock Incentive Plan (the "Plan") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report filed with the Securities Exchange Commission ("SEC") on May 1, 1998 on Form 10-K for the fiscal year ended January 31, 1998;

     (b) The Registrant's Quarterly Reports filed with the SEC on June 8, 1998 and September 14, 1998 for the fiscal quarters ended May 2, 1998 and August 1, 1998, respectively;

     (c) The Registrant's Current Reports on Form 8-K filed with the SEC on February 11, February 17, March 26, April 13, July 8, July 14 (as amended), August 4, August 20, August 31,
          September 11, and two filings on September 23, 1998;

     (d)  The Registrant's Registration Statement on Form 8-A filed
          March 26, 1998 in respect of the Proffitt's Rights Agreement; and

     (e)  The information contained in "Description of Proffitt's
          Capital Stock" in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-17059) filed with the
          Securities and Exchange Commission on July 29, 1998.

Item 4.   Description of Securities.

     On March 28, 1995, the Board of Directors of Registrant declared a dividend distribution of one right (a "Right") for each share of Registrant's Common Stock. Each Right entitles the holder to purchase from Registrant one two-hundredth (one/200) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth (one/100) of a share. Such Rights will attach to shares of Registrant's Common Stock issued stockholders until such Rights become exercisable. The Rights will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of Registrant's Common Stock then outstanding, without the prior approval of the Registrant's Board of Directors. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of Registrant to treat each stockholder on a fair and equal basis.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The By-Laws of Registrant provide that Registrant shall indemnify to the full extent authorized or permitted by the Tennessee Business Corporation Act any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or such person's testate or intestate, is or was an officer or director of Registrant or serves or served as an officer or director of any other enterprise at the request of Registrant.

     Section 48-18-503 of the Tennessee Business Corporation Act provides for "mandatory indemnification," unless limited by the charter, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 48-18-504 of the Tennessee Business Corporation Act states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, that the director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Tennessee Business Corporation Act. Section 48-18-507 of the Tennessee Business Corporation Act provides for mandatory indemnification, unless limited by the charter, of officers pursuant to the provisions of
Section 48-18-503 of the Tennessee Business Corporation Act applicable to mandatory indemnification of directors.

     Registrant's By-Laws further provide that Registrant may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Registrant, or is or was serving at the request of Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not Registrant would have the power to indemnify such person against such liability under the By-Laws, provided that such insurance is available on acceptable terms as determined by a majority of Registrant's Board of Directors.

Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

               Exhibit
               Number              Description

                     4.1           Saks Holdings, Inc. 1996 Management Stock
                                   Incentive Plan (incorporated by reference
                                   to Exhibit 4.1 to Saks Holdings, Inc.'s
                                   Form S-1 filed with Commission on
                                   August 29, 1996)
                     5.1*          Opinion of Sommer & Barnard, PC
                    23.1           Consent of PricewaterhouseCoopers LLP
                    23.2           Consent of PricewaterhouseCooprs LLP
                    23.3           Consent of PricewaterhouseCooprs LLP
                    23.4*          Consent of Sommer & Barnard, P.C.
                    24.0*          Power of Attorney

________________________

     *Previously filed


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on the 2nd day of Novmeber, 1998.

                              Saks Incorporated

                              By:         /s/ Brian J. Martin
                                   ______________________________
                                   Brian J. Martin
                                   Executive Vice President of Law


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on November 2, 1998.

/s/ R. Brad Martin*

___________________________
  R. Brad Martin              Chairman of the Board and Chief
                              Executive Officer (Principal
                              Executive Officer)

/s/ Ronald deWaal*
___________________________
Ronald deWaal                 Vice Chairman and Director


/s/ Douglas E. Coltharp*
___________________________
   Douglas E. Coltharp        Executive Vice President and Chief
                              Financial Officer (Principal
                              Financial Officer)

/s/ Donald E. Wright*
___________________________
   Donald E. Wright           Senior Vice President of Finance and
                              Chief Accounting Officer (Principal
                              Accounting Officer)

___________________________
   Bernard E. Bernstein       Director


/s/ Stanton J. Bluestone*
___________________________
   Stanton J. Bluestone       Director


/s/ John E. Burden, III*
___________________________
  John W. Burden, III         Director


/s/ Edmond D. Cicala*
___________________________
   Edmond D. Cicala           Director


/s/ James A. Coggin*
___________________________
James A. Coggin               Director


___________________________
Julius Erving                 Director


/s/ Michael S. Gross*
___________________________
   Michael S. Gross           Director


/s/ Donald E. Hess*
___________________________
   Donald E. Hess             Director


/s/ G. David Hurd*
___________________________
  G. David Hurd               Director


/s/ Philip B. Miller*
___________________________
Philip B. Miller              Director


___________________________
Robert M. Mosco               Director


/s/ C. Warren Neel*
___________________________
   C. Warren Neel             Director


/s/ Charles J. Philippin*
___________________________
Charles J. Philippin          Director


/s/ Stephen I. Sadove*
___________________________
Stephen I. Sadove             Director


/s/ Marguerite W. Sallee*
___________________________
  Marguerite W. Sallee        Director


/s/ Gerald Tsai, Jr.*
___________________________
   Gerald Tsai, Jr.           Director

*By:      /s/ Brian J. Martin
        Brian J. Martin, Attorney-in-Fact

                     INDEX TO EXHIBITS FILED
                   TO REGISTRATION STATEMENT ON
                   AMENDMENT NO. 1 TO FORM S-4
                       OF SAKS INCORPORATED

               Exhibit
               Number              Description

                     4.1           Saks Holdings, Inc. 1996 Management Stock
                                   Incentive Plan (incorporated by reference
                                   to Exhibit 4.1 to Saks Holdings, Inc.'s
                                   Form S-1 filed with the Commission on
                                   August 29, 1996)
                     5.1*          Opinion of Sommer & Barnard, PC
                    23.1           Consent of PricewaterhouseCoopers LLP
                    23.2           Consent of PricewaterhouseCooprs LLP
                    23.3           Consent of PricewaterhouseCooprs LLP
                    23.4*          Consent of Sommer & Barnard, P.C.
                    24.0*          Power of Attorney

________________________

     *Previously filed